SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26-1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01- Entry into a Material Definitive Agreement.

On Sept 12, 2008, DigitalPost Interactive, Inc. ("DigitalPost") entered into a two-year agreement with JD&T Enterprises, Inc. dba Travel To Go (“Travel To Go”), an online luxury travel site and membership vacation services company located in San Diego, California.

Under the terms, DigitalPost agrees to provide, host, and maintain a co-branded family website service based on its TheFamilyPost.com service.  Travel To Go agrees to promote the family website service with a 10% discount to its existing Travel To Go members. DigitalPost agrees to pay Travel To Go 40% of the ongoing monthly net fees received by DigitalPost for active, paying customer subscriptions during the term of the agreement.  DigitalPost also agrees to pay Travel To Go 15% of the gross revenue from photo merchandise sold and originating from the co-branded family website service.

Travel To Go also agrees to provide new members with a complimentary one-year subscription, that can be purchased from DigitalPost Interactive at partner volume discount (wholesale) pricing ranging from $26 annually for the Standard website service to $60 annually for the Premium website service.  The volume discount pricing is based upon advanced purchases by Travel To Go from DigitalPost.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and JD&T Enterprises, Inc. dba Travel To Go.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       September 15, 2008